Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES REPORTS THIRD QUARTER 2016 RESULTS

BETHESDA, MD, October 19, 2016 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended September 30, 2016. The Company’s results include the following:

	Third Quarter			Year-to-Date
	2016	2015	% Var.	2016	2015	% Var.
	($'s in millions except per share/unit data)

Net income attributable to common shareholders	$152.1	$44.4	242.6%	$213.3	$99.9	113.5%
Net income attributable to common shareholders per diluted share	$1.34	$0.39	243.6%	$1.88	$0.88	113.6%

RevPAR(1)	$224.98	$215.77	4.3%	$207.72	$202.79	2.4%
Hotel EBITDA Margin(1)	36.8%	36.5%		34.5%	34.1%
Hotel EBITDA Margin Growth(1)	29 bps			35 bps

Total Revenue	$326.9	$329.7	-0.8%	$938.1	$921.9	1.8%
EBITDA(1)	$219.1	$106.5	105.7%	$409.6	$285.3	43.6%
Adjusted EBITDA(1)	$115.3	$114.6	0.6%	$310.8	$297.0	4.6%
FFO(1)	$95.7	$90.7	5.5%	$253.4	$235.0	7.8%
Adjusted FFO(1)	$96.4	$98.8	-2.4%	$259.1	$246.7	5.0%
FFO per diluted share/unit(1)	$0.84	$0.80	5.0%	$2.24	$2.07	8.2%
Adjusted FFO per diluted share/unit(1)	$0.85	$0.87	-2.3%	$2.29	$2.18	5.0%
(1) See tables later in this press release, which list adjustments that reconcile net income attributable to common shareholders to earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations attributable to common shareholders and unitholders (“FFO”), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and pro forma hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release. Room revenue per available room (“RevPAR”) is presented on a pro forma basis to reflect hotels in the Company’s current portfolio. See “Statistical Data for the Hotels - Pro Forma” later in this press release.

“Our portfolio performed well in a slow growth operating environment, with softening demand and increasing hotel supply. We benefited from the recovery of business at Park Central Hotel New York and WestHouse Hotel New York, and we are proud that our teams continue to operate with best-in-class efficiency across the portfolio, as evidenced by expense growth being limited to less than one percent year-to-date, excluding Park Central Hotel New York and WestHouse Hotel New York,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties.

“Following the disposition of two non-core assets during the third quarter, the Company now has an even stronger balance sheet, with a low debt-to-EBITDA ratio, an excellent quality portfolio primarily in core locations, and a well-covered dividend providing a high yield,” added Mr. Barnello.

Park Central Hotel New York and WestHouse Hotel New York Recovery
Excluding Park Central Hotel New York and WestHouse Hotel New York from the third quarter 2016 and the comparable period in 2015, the Company’s third quarter RevPAR grew by 1.5 percent and its hotel EBITDA margin decreased by 50 basis points to 37.6 percent. During the third quarter, the Company regained $5.6 million of the $7.2 million of lost EBITDA from the comparable prior year period.

Third Quarter Results

▪
Net Income: The Company’s net income attributable to common shareholders increased 242.6 percent to $152.1 million, due in part to a $104.8 million gain relating to the sale of the Indianapolis Marriott Downtown.

▪	RevPAR: The Company’s RevPAR increased 4.3 percent to $224.98, primarily driven by a 3.9 percent growth in occupancy to 89.5 percent. Average daily rate (“ADR”) rose by 0.4 percent to $251.26.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin expanded by 29 basis points from the comparable prior year period to 36.8 percent.

▪	Adjusted EBITDA: The Company’s adjusted EBITDA was $115.3 million, an increase of $0.7 million over the third quarter of 2015.

▪
Adjusted FFO: The Company generated adjusted FFO of $96.4 million, or $0.85 per diluted share/unit, compared to $98.8 million, or $0.87 per diluted share/unit, for the comparable prior year period, a per share/unit decrease of 2.3 percent. The Company’s income taxes increased by $3.6 million, or $0.03 per diluted share/unit, from the comparable prior year period.

Year-to-Date Results

▪	Net Income: The Company grew net income attributable to common shareholders by 113.5 percent to $213.3 million.

▪	RevPAR: RevPAR increased 2.4 percent to $207.72, primarily driven by a 2.4 percent growth in occupancy to 85.0 percent. ADR was just above the prior year at $244.36.

▪	Hotel EBITDA Margin: The Company’s hotel EBITDA margin expanded by 35 basis points from the comparable prior year period to 34.5 percent.

▪	Adjusted EBITDA: The Company’s adjusted EBITDA was $310.8 million, an increase of 4.6 percent over the first nine months of 2015.

▪
Adjusted FFO: The Company generated adjusted FFO of $259.1 million, or $2.29 per diluted share/unit, compared to $246.7 million, or $2.18 per diluted share/unit, for the comparable prior year period, a per share/unit increase of 5.0 percent.

Asset Sales
In July, the Company completed two non-core asset sales for $245.0 million. Proceeds from both transactions were used to reduce borrowings on the Company’s senior unsecured credit facility and for general corporate purposes.

▪
On July 8, 2016, the Company sold its junior mezzanine loan (the “Mezzanine Loan”) secured by equity interests in two hotels: Shutters on the Beach and Casa Del Mar, in Santa Monica, California. The Mezzanine Loan sold for $80.0 million, which was the principal amount.

▪	On July 14, 2016, the Company sold the Indianapolis Marriott Downtown for $165.0 million, generating a 13.7 percent unleveraged IRR. The Company acquired the hotel in February 2004 for $106.0 million.

Capital Investments
During the quarter, the Company invested $17.5 million of capital in its hotels, which was primarily maintenance expenditures. A portion of the capital investment during the quarter was for deposits on upcoming room renovations at L’Auberge Del Mar and Embassy Suites Philadelphia Center City.

Balance Sheet
As of September 30, 2016, the Company had total outstanding debt of $1.1 billion. Total net debt to trailing 12 month Corporate EBITDA (as defined in the financial covenant section of the Company’s senior unsecured credit facility) was 2.8 times, as of September 30, 2016 and its fixed charge coverage ratio was 5.8 times. For the third quarter, the Company’s weighted average interest rate was 2.6 percent, compared to 3.0 percent during the same prior year period. As of September 30, 2016, the Company had $135.0 million of cash and cash equivalents on its balance sheet and capacity of $772.5 million available on its credit facilities.

The Company did not acquire any common shares during the third quarter of 2016 or to date during the fourth quarter of 2016. The Company has $69.8 million of capacity remaining in its share repurchase program.

Dividend
On September 15, 2016, the Company declared a third quarter 2016 dividend of $0.45 per common share of beneficial interest. The dividend represents an annual run rate of $1.80 per share and a 7.2 percent yield based on the closing share price on October 18, 2016.

Earnings Call
The Company will conduct its quarterly conference call on Thursday, October 20, 2016 at 11:00 AM eastern time. To participate in the conference call, please dial (800) 723-6604. Additionally, a live webcast of the conference call will be available through the Company’s website. A replay of the conference call webcast will also be archived and available online through the Investor Relations section of the Company’s website.

About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 46 properties, which are upscale, full-service hotels, totaling approximately 11,450 guest rooms in 13 markets in nine states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Hilton Hotels Corporation, Marriott International, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, Two Roads Hospitality, Davidson Hotel Company, Kimpton Hotel & Restaurant Group, LLC, Accor, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project," “may,” “plan,” “seek,” “should,” or similar expressions. Forward-looking statements in this press release include, among others, statements about the Company’s asset management strategies, use of sale proceeds and capital expenditure program. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ii) the availability and terms of financing and capital and the general volatility of securities markets, (iii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (ix) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (x) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Kenneth G. Fuller or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Hotel operating revenues:
Room	$237,757	$233,993	$664,463	$647,031
Food and beverage	61,718	68,688	197,090	205,083
Other operating department	25,892	24,472	70,992	64,049
Total hotel operating revenues	325,367	327,153	932,545	916,163
Other income	1,569	2,557	5,582	5,736
Total revenues	326,936	329,710	938,127	921,899
Expenses:
Hotel operating expenses:
Room	59,342	56,283	170,596	161,002
Food and beverage	44,307	48,268	137,209	142,455
Other direct	4,562	4,960	13,218	13,807
Other indirect	78,734	78,070	230,932	226,949
Total hotel operating expenses	186,945	187,581	551,955	544,213
Depreciation and amortization	48,022	46,208	144,491	135,002
Real estate taxes, personal property taxes and insurance	13,913	17,045	47,023	49,331
Ground rent	4,570	4,491	12,491	12,164
General and administrative	6,076	6,173	19,549	18,941
Acquisition transaction costs	0	55	0	499
Other expenses	1,007	9,149	5,512	12,753
Total operating expenses	260,533	270,702	781,021	772,903
Operating income	66,403	59,008	157,106	148,996
Interest income	167	1,294	3,497	1,301
Interest expense	(10,332)	(13,250)	(33,681)	(40,790)
Income before income tax (expense) benefit	56,238	47,052	126,922	109,507
Income tax (expense) benefit	(3,109)	490	(5,099)	(216)
Income before net gain on sale of property and sale of note receivable	53,129	47,542	121,823	109,291
Net gain on sale of property and sale of note receivable	104,549	0	104,549	0
Net income	157,678	47,542	226,372	109,291
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(203)	(75)	(299)	(229)
Net income attributable to noncontrolling interests	(203)	(75)	(307)	(237)
Net income attributable to the Company	157,475	47,467	226,065	109,054
Distributions to preferred shareholders	(5,405)	(3,043)	(12,802)	(9,127)
Net income attributable to common shareholders	$152,070	$44,424	$213,263	$99,927

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$1.34	$0.39	$1.89	$0.88
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$1.34	$0.39	$1.88	$0.88
Weighted average number of common shares outstanding:
Basic	112,811,403	112,731,358	112,781,732	112,702,693
Diluted	113,159,844	113,137,284	113,138,897	113,113,859

Comprehensive Income:
Net income	$157,678	$47,542	$226,372	$109,291
Other comprehensive income:
Unrealized gain (loss) on interest rate derivative instruments	3,172	(4,245)	(17,051)	(8,617)
Reclassification adjustment for amounts recognized in net income	1,637	1,071	5,147	3,210
	162,487	44,368	214,468	103,884
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(209)	(71)	(284)	(221)
Comprehensive income attributable to noncontrolling interests	(209)	(71)	(292)	(229)
Comprehensive income attributable to the Company	$162,278	$44,297	$214,176	$103,655

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$152,070	$44,424	$213,263	$99,927
Depreciation	47,888	46,080	144,088	134,622
Amortization of deferred lease costs	82	72	244	219
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	8
Noncontrolling interests of common units in Operating Partnership	203	75	299	229
Less: Gain on sale of property less costs associated with sale of note receivable	(104,549)	0	(104,549)	0
FFO attributable to common shareholders and unitholders	$95,694	$90,651	$253,353	$235,005
Pre-opening, management transition and severance expenses	231	7,562	4,295	9,712
Acquisition transaction costs	0	55	0	499
Non-cash ground rent	472	483	1,420	1,463
Adjusted FFO attributable to common shareholders and unitholders	$96,397	$98,751	$259,068	$246,679
Weighted average number of common shares and units outstanding:
Basic	112,956,626	112,876,581	112,926,955	112,920,964
Diluted	113,305,067	113,282,507	113,284,120	113,332,130
FFO attributable to common shareholders and unitholders per diluted share/unit	$0.84	$0.80	$2.24	$2.07
Adjusted FFO attributable to common shareholders and unitholders per diluted share/unit	$0.85	$0.87	$2.29	$2.18

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income attributable to common shareholders	$152,070	$44,424	$213,263	$99,927
Interest expense	10,332	13,250	33,681	40,790
Income tax expense (benefit)	3,109	(490)	5,099	216
Depreciation and amortization	48,022	46,208	144,491	135,002
Noncontrolling interests:
Noncontrolling interests in consolidated entities	0	0	8	8
Noncontrolling interests of common units in Operating Partnership	203	75	299	229
Distributions to preferred shareholders	5,405	3,043	12,802	9,127
EBITDA	$219,141	$106,510	$409,643	$285,299
Pre-opening, management transition and severance expenses	231	7,562	4,295	9,712
Acquisition transaction costs	0	55	0	499
Gain on sale of property less costs associated with sale of note receivable	(104,549)	0	(104,549)	0
Non-cash ground rent	472	483	1,420	1,463
Adjusted EBITDA	$115,295	$114,610	$310,809	$296,973
Corporate expense	6,949	7,969	21,358	22,617
Interest and other income	(1,736)	(3,849)	(8,862)	(7,035)
Pro forma hotel level adjustments, net(1)	(1,495)	(4,136)	(11,750)	(10,375)
Hotel EBITDA	$119,013	$114,594	$311,555	$302,180

(1) Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation in 2016 and the comparable period in 2015. Pro forma excludes Indianapolis Marriott Downtown due to its sale in July 2016.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results - Pro Forma(1)
(in thousands)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Room	$237,183	$227,371	$648,721	$630,588
Food and beverage	61,246	64,145	186,262	193,240
Other	25,387	22,741	68,213	61,166
Total hotel revenues	323,816	314,257	903,196	884,994

Expenses:
Room	59,083	55,522	167,444	158,594
Food and beverage	43,997	45,491	131,559	136,341
Other direct	4,450	4,451	12,454	12,611
General and administrative	21,986	20,711	63,619	61,164
Information and telecommunications systems	4,237	4,232	12,792	12,363
Sales and marketing	20,885	19,646	61,828	59,460
Management fees	11,389	10,164	28,893	28,675
Property operations and maintenance	9,863	9,735	28,926	28,780
Energy and utilities	7,733	7,821	21,197	21,881
Property taxes	13,895	14,889	42,471	42,946
Other fixed expenses	7,285	7,001	20,458	19,999
Total hotel expenses	204,803	199,663	591,641	582,814

Hotel EBITDA	$119,013	$114,594	$311,555	$302,180

Hotel EBITDA Margin	36.8%	36.5%	34.5%	34.1%

(1) This schedule includes the operating data for the three and nine months ended September 30, 2016 for all properties owned by the Company as of September 30, 2016. Park Central San Francisco and The Marker Waterfront Resort are included for the full first quarter in both 2015 and 2016. Mason & Rook Hotel is excluded from the first quarter in both 2015 and 2016 because the hotel was closed for renovation during the entire first quarter of 2016. Indianapolis Marriott Downtown is excluded from all periods presented due to its sale in July 2016.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels - Pro Forma(1)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Total Portfolio
Occupancy	89.5%	86.2%	85.0%	83.0%
Increase	3.9%		2.4%
ADR	$251.26	$250.29	$244.36	$244.20
Increase	0.4%		0.1%
RevPAR	$224.98	$215.77	$207.72	$202.79
Increase	4.3%		2.4%

	For the three months ended September 30, 2016	For the nine months ended September 30, 2016
Market Detail	RevPAR Variance %
Boston	3.6%	0.3%
Chicago	1.9%	0.5%
Key West	9.0%	5.1%
Los Angeles	7.8%	14.2%
New York	29.9%	7.6%
Other(2)	-1.4%	-4.1%
Philadelphia	16.5%	5.9%
San Diego Downtown	8.1%	1.2%
San Francisco	-7.7%	0.4%
Seattle	-7.1%	-3.6%
Washington, DC(3)	5.9%	2.9%

(1) Pro forma to include the results of operations of the Park Central San Francisco and The Marker Waterfront Resort under previous ownership for the comparable period in 2015, and exclude the Mason & Rook Hotel for the period the hotel was closed for renovation in 2016 and the comparable period in 2015. Pro forma to exclude results of operations of the Indianapolis Marriott Downtown due to its sale in July 2016.
(2) Other includes The Heathman Hotel in Portland, OR, Chaminade Resort in Santa Cruz, CA, Lansdowne Resort in Lansdowne, VA, L’Auberge Del Mar in Del Mar, CA, and Hilton San Diego Resort and Paradise Point Resort in San Diego, CA.
(3) For the three months ended September 30, 2016 and 2015, Washington, DC RevPAR includes the Mason & Rook Hotel. However, for the nine months ended September 30, 2016 and 2015, the Mason & Rook Hotel is excluded from the three months ended March 31, 2016 and 2015, due to the hotel closure and renovation in 2016.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of its hotels and effectiveness of the third-party management companies operating its business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.